UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2011
LaCROSSE FOOTWEAR, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-23800 (Commission file number)	39-1446816 (IRS employer identification number)
17634 NE Airport Way, Portland, Oregon 97230
(Address of principal executive offices, including zip code)
(503) 262-0110
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On April 29, 2011 LaCrosse Footwear, Inc. (the “Company”) held its annual meeting of shareholders. At the meeting, Richard A. Rosenthal and Stephen F. Loughlin were each re-elected to the Company’s board of directors, and each other matter proposed at the meeting was approved.
The following is a summary of the voting results for each proposal:
(1)	The election of two Directors to three-year terms;

Name	Votes For	Votes Withheld	Broker Non-Votes
Richard A. Rosenthal	4,727,475	35,758	1,303,292
Stephen F. Loughlin	4,692,436	70,797	1,303,292
(2)	A proposal to adopt a non-binding advisory resolution approving the compensation of the Company’s named executive officers;

Votes For	Votes Against	Abstain	Broker Non-Votes

4,531,726	229,215	2,292	1,303,292
(3)	A non-binding advisory vote of the shareholders regarding the frequency with which the Company should approve the compensation of the Company’s named executive officers (one, two or three years); and

One Year	Two Years	Three Years	Abstain	Broker Non-Votes

3,269,084	1,169,852	243,333	80,964	1,303,292
(4)	A proposal to ratify the appointment of McGladrey & Pullen, LLP as LaCrosse Footwear, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstain	Broker Non-Votes

6,057,988	7,267	1,270	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

LaCROSSE FOOTWEAR, INC.
Dated: May 2, 2011	By:	/s/ David P. Carlson
David P. Carlson
Executive Vice President and Chief Financial Officer

END OF FILING

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